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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Nonstatutory Stock Option Plan of Aspect Development, Inc. of our report dated January 26, 1998 (except with respect to paragraph 3 of Note 4, as to which the date is August 14, 1998), with respect to the consolidated financial statements of Aspect Development, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                        /s/  Ernst & Young LLP


Palo Alto, California
April 8, 1999